UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019 (June 12, 2019)

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38120	83-4696467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai, China	200031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: +86 21 54180212

Bison Capital Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share.	XYN	The NASDAQ Stock Market LLC

Warrants to purchase shares of Common Stock	XYNPW	The NASDAQ Stock Market LLC

Item 8.01 Other Events.

On June 12, 2019, Xynomic Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing that it recently held a pre-IND meeting with the U.S. Food and Drug Administration (FDA) for its pan-PAF inhibitor XP-102 (BI 882370) for the treatment of cancers. The FDA addressed the Company’s questions related to CMC, nonclinical and clinical protocol, and provided valuable advice on overall clinical development plan to advance this drug candidate. The Company is on track to file this Investigational New Drug (“IND”) application in the second half of 2019. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated June 12, 2019

1

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYNOMIC PHARMACEUTICALS HOLDINGS, INC

Date: June 12, 2019	By:	/s/ Yinglin Mark Xu
Yinglin Mark Xu
Chairman of the Board, Chief Executive Officer, President and Interim Chief Financial Officer

2